Exhibit 99.1

                              MINDEN BANCORP, INC.
                            415 MAIN * P. O. Box 797
                          MINDEN, LOUISIANA 71058-0797

                      -------------------------------------
                             318-377-0523 TELEPHONE
                                3118-377-0038 FAX
                                www.mblminden.com



                                  PRESS RELEASE
                                  -------------

Release Date:
-------------

For Further Information:
------------------------
July 23, 2004                                    A. David Evans, President/CEO
-------------
                                                 318-377-0523
                                                 E-mail-mbldavid@shreve.net
                                                 --------------------------

                                                          Or

                                                 Becky T. Harrell, Treasurer/CFO
                                                 318-377-0523
                                                 E-mail-mblbecky@shreve.net
                                                 --------------------------



         MINDEN BANCORP, INC. ANNOUNCES EARNINGS FOR THE 2nd QUARTER OF
               FISCAL 2004, ITS EIGHTH QUARTER AS A PUBLIC COMPANY

MINDEN, LA. - July 23, 2004-Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) today reported net income for the quarter ended June 30, 2004 of $292,000 or $.20 per diluted share, as compared to net income of $342,000 or $.24 per diluted share for the quarter ended June 30, 2003. The $50,000 or 14.6% decrease was primarily due to a $124,000 or 63.0% decrease in other operating income combined with a $84,000 or 16.3% increase in other operating expenses, partially offset by a $108,000 or 12.5% increase in net interest income to $969,000 for the three months ended June 30, 2004. Net interest income increased due to the substantial increase in investment securities, which growth was funded in large part by increased deposits and borrowings. Other operating income was higher during the 2003 period due to the inclusion of the gain on sale of one of its offices while other operating expenses increased during the 2004 period primarily as a result of increased salary and employee benefit costs as well as increased tax assessments. For the six months ended June 30, 2004, the Company reported net income of $605,000 or $.42 per diluted share, as compared to $588,000 or $.42 per diluted share for the same period in 2003. The 2.9% increase reflected




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increased  net  interest  income  combined  with a reduced  income tax  expense, partially offset by reduced other operating income and increased other operating expenses.

At June 30, 2004, Minden Bancorp, Inc. had total assets of $108.4 million, a 20.0% increase from total assets of $90.3 million at June 30, 2003. The increase primarily reflected the substantial growth of the investment securities portfolio. Such growth was funded by increased deposits and borrowings. At June 30, 2004, stockholders' equity amounted to $18.1 million or $13.34 per share compared to $18.1 million or $12.87 at June 30, 2003. Stockholders' equity remained stable as the Company used its net income to fund the repurchase of its shares as well as to fund dividends to stockholders.

Minden Bancorp, Inc., headquartered in Minden, Louisiana, is the holding company for Minden Building and Loan. The bank is a 94 year old Louisiana-chartered, FDIC-insured thrift serving Minden and the surrounding areas of Northwest Louisiana. The bank offers a wide variety of financial services and products throughout its market area. The bank maintains a website at www.mblminden.com.
                                                            -----------------

The Company's filings with the Securities and Exchange  Commission are available
electronically     on    the     Internet     and     can    be     found     at
www.sec.gov/edgar/searchedgar/webusers.htm.
------------------------------------------

This news  release  may  contain  forward-looking  statements  as defined in the
Private Securities Litigation Reform Act of l995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes to interest rates which could affect net interest margins and net interest income, the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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                              MINDEN BANCORP, INC.

                    UNAUDITED CONDENSED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                       Three Months                          Six Months
                                                          Ended                                Ended
                                                         June,30                              June,30
                                             -----------------------------------------------------------------------
                                                 2004             2003                2004                2003
                                             -------------    -------------     -----------------    ---------------
Interest income, including fees                     $1,348           $1,253                $2,698             $2,438
Interest expense                                       379              392                   754                791
                                             -------------    -------------     -----------------    ---------------
Net interest income                                    969              861                 1,944              1,647
Provision for loan losses                                0                0                     0                  0
Other operating income                                  73              197                   145                258
Other operating expenses                               600              516                 1,172                981
                                             -------------    -------------     -----------------    ---------------
Income before income taxes                             442              542                   917                924
Income tax expense                                     150              200                   312                336
                                             -------------    -------------     -----------------    ---------------
Net income                                   $         292    $         342     $             605    $           588
                                             =============    =============     =================    ===============

Basic earnings per share                           $  0.21    $        0.24     $            0.44    $          0.42
                                             =============    =============     =================    ===============

Fully diluted earnings per share             $        0.20    $        0.24     $            0.42    $          0.42
                                             =============    =============     =================    ===============

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                              MINDEN BANCORP, INC.

                        UNAUDITED SELECTED FINANCIAL DATA

                                 (In thousands)






                                            June,30             June,30
                                       ------------------------------------
                                             2004                2003
                                       -----------------    ---------------
Total assets                           $         108,365    $        90,278
Cash and cash equivalents                          1,650              2,932
Investment securities                             41,916             24,583
Loans receivable - net                            60,494             58,885
Deposits                                          72,098             63,357
Total borrowings                                  17,000              8,000
Total stockholders' equity                        18,138             18,096

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